Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of Luokung Technology Corp. and. Subsidiaries filed on January 22, 2025 of our report dated May 15, 2023 relating to the consolidated financial statements of Luokung Technology Corp. and. Subsidiaries as of and for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
January 22, 2025